Exhibit 10.8

FORM OF
STOCKHOLDERS’ AGREEMENT
dated as of [__]
among
QUALTRICS INTERNATIONAL INC.,
SAP AMERICA, INC.,
SILVER LAKE PARTNERS VI DE (AIV), L.P.
and
Q II, LLC

i

ii

STOCKHOLDERS’ AGREEMENT
This Stockholders’ Agreement (this “Agreement”) is entered into as of [__], 202[_], by and among Qualtrics International Inc., a Delaware corporation (the “Company”), SAP America, Inc., a Delaware corporation (“SAP”), Silver Lake Partners VI DE (AIV), L.P., a Delaware limited partnership (“Silver Lake”), and Q II, LLC, a Utah limited liability company (“Q II”). Each of the foregoing is referred to as a “Party” and together as the “Parties.” Certain capitalized terms used in this Agreement are defined in Section 1.1.
RECITALS
WHEREAS, each of Silver Lake and Q II have purchased shares of the Company’s Class A common stock from the Company, pursuant to that certain Stock Purchase Agreement, dated December 8, 2020, by and between the Company and Q II and that certain Stock Purchase Agreement, dated [__], 2020, by and between the Company and Silver Lake (the “Silver Lake Stock Purchase Agreement”), respectively; and
WHEREAS, the Parties wish to enter into this Agreement in connection with the Company’s proposed initial public offering of Class A common stock (the “IPO”) to provide for, among other matters, certain agreements with respect to registration rights and other covenants and agreements among the Stockholders and the Company to take effect upon the consummation of the IPO.
NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, the Parties mutually covenant and agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1Defined Terms. For purposes of this Agreement, the following terms, when used herein, shall have the meanings specified or referred to in this Section 1.1:
“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities or other interests, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing.
“Affiliated Company” of any Stockholder means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Stockholder; provided, that the Company and its Subsidiaries shall not be an Affiliated Company of any Stockholder. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.
“beneficially own” has the meaning of such term defined in Rule 13d-3 under the Exchange Act.
“Blackout Period” has the meaning set forth in Section 3.4.
“Business Day” means any day other than a Saturday, Sunday, or a day on which all banking institutions of New York City are authorized or obligated by law or executive order to close.
“Cap Amount” has the meaning set forth in Section 3.1(d).
“Class A common stock” means shares of Class A common stock, $0.0001 par value, of the Company.
“Class B common stock” means shares of Class B common stock, $0.0001 par value, of the Company.
“Company” has the meaning set forth in the preamble hereto.
“Company Board” means the Board of Directors of the Company.
“Company Capital Stock” means all classes or series of capital stock of the Company.
“Company Common Stock” means all classes or series of common stock of the Company, excluding, for the avoidance of doubt, any preferred stock and any security convertible into or exercisable or exchangeable for, with or without consideration, any common stock or preferred stock of the Company.
“Company Group” means the Company and all Subsidiaries of the Company.
“Company Notice” has the meaning set forth in Section 3.2(a).
“Company Securities” has the meaning set forth in Section 3.2(b).
“Continuously Effective” with respect to a specified registration statement, means that such registration statement shall not cease to be effective and available for transfers of Registrable Securities in accordance with the method of distribution set forth therein during the period specified in the relevant provision of this Agreement.
“Demand Registration” has the meaning set forth in Section 3.1(a).
“Demand Registration Statement” has the meaning set forth in Section 3.1(a)
“Distribution” has the meaning set forth in the Amended and Restated Certificate of Incorporation of the Company, as in effect as of the date of this Agreement.

“Distribution Date” means the date on which a Distribution occurs.
“Effective Date” means the date a registration statement filed pursuant to ARTICLE III is declared effective by the SEC.
“Equity Securities” means (i) any common stock or preferred stock of the Company and (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any common stock or preferred stock of the Company, including any option, warrant or right to subscribe for or purchase any common stock or preferred stock of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.
“Filing Date” has the meaning set forth in Section 3.1(a).
“Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Entity.
“Governmental Entity” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.
“Holders” shall mean, collectively, the Stockholders and their Affiliated Companies who from time to time own Registrable Securities, each of such entities separately is sometimes referred to herein as a “Holder.”
“IPO” has the meaning set forth in the recitals of this Agreement.
“IPO Date” means the date of effectiveness of the registration statement relating to the IPO.
“Maximum Number” when used in connection with an Underwritten Offering, shall mean the maximum number of shares of Company Capital Stock (or amount of other Registrable Securities) that the Underwriters’ Representative has informed the Company may be included as part of such offering without adversely affecting the proposed offering pricing, the timing, the distribution method or probability of success of such offering.
“Party” or “Parties” has the meaning set forth in the preamble hereto.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental body or authority.
“Registrable Securities” means (a) the Shares, (b) any other shares of Class A common stock issued or distributed as (or issuable upon the conversion or exercise of any warrant, right,

or other security that is issued or distributed as) a stock dividend, a stock split or other distribution with respect to, or in exchange for or in replacement of, the Shares, and (c) any other successor securities received by a Holder in respect of any of the foregoing (a) through (b), including, without limitation, pursuant to a merger, consolidation, corporate conversion or other extraordinary transaction; provided that in the event that any Registrable Securities (as defined without giving effect to this proviso) are being registered pursuant hereto, the Holder may include in such registration (subject to the limitations of this Agreement otherwise applicable to the inclusion of Registrable Securities) any Class A common stock or Class B common stock or securities acquired thereafter by such Holder, which shall also be deemed to be “Shares” and accordingly Registrable Securities, for purposes of such registration. As to any particular Registrable Securities held by any Holder, such securities shall cease to be Registrable Securities on the earliest to occur of: (A) a registration statement with respect to the sale by such Holder shall have been declared effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement, (B) they shall have been sold in accordance with Rule 144, (C) so long as such Holder and its Affiliated Companies beneficially own less than 2% of the outstanding shares of Company Common Stock, such time as Rule 144 is available for the sale of all of such Holder’s Shares without volume limitation without registration, (D) they shall have been otherwise transferred by such Holder to a Person that is not an Affiliated Company of such Holder, new certificates or book entries for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (E) they shall have ceased to be outstanding.
“Registration Expenses” means any and all out-of-pocket expenses incident to performance of or compliance with this Agreement, including (a) all SEC registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities) or relating to the Financial Industry Regulatory Authority (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with listing the Registrable Securities on a securities exchange pursuant to the requirements hereof, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, (f) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities, (g) the reasonable fees and disbursements of one firm of counsel, other than the Company’s counsel, selected by the Holders of Registrable Securities being registered that made a Request for a Demand Registration, (h) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (i) the expenses incurred in connection with making “road show” presentations and holding meetings with potential investors to facilitate the sale of Registrable Securities in an Underwritten Offering.

“registration statement” means a registration statement filed by the Company with the SEC under the Securities Act.
“Request” has the meaning set forth in Section 3.1(a).
“Rule 144” means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.
“Rule 415 Offering” means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.
“SAP” has the meaning set forth in the preamble hereto.
“SAP Group” means (x) prior to the Distribution Date, SAP and, for so long as SAP is a Subsidiary of SAP Parent, SAP Parent and all Subsidiaries of SAP Parent, and (y) following the Distribution Date, SAP Parent and all Subsidiaries of SAP Parent.
“SAP Parent” means SAP SE, a European Company (Societas Europaea) registered in accordance with the corporate laws of Germany and the European Union.
“SAP Securities” has the meaning set forth in Section 3.1(d).
“SEC” means the U.S. Securities and Exchange Commission.
“Secondary Indemnitors” has the meaning set forth in Section 2.02(d).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
“Selling Holder” has the meaning set forth in Section 3.6(e).
“Shares” means (i) the shares of Class A common stock held by any Holder immediately following the closing of the IPO, (ii) the shares of Class B common stock held by SAP immediately following the closing of the IPO; provided, however, that such shares of Class B common stock shall not be included in any registrations under ARTICLE III of this Agreement unless they have been distributed by SAP in a Distribution, and (iii) the shares of Class A common stock issued or issuable upon conversion or reclassification of the shares of Class B common stock held by SAP immediately following the closing of the IPO.
“Silver Lake” has the meaning set forth in the preamble hereto.
“Silver Lake Designee” has the meaning set forth in Section 2.2.
“Silver Lake Securities” has the meaning set forth in Section 3.1(d).
“Silver Lake Stock Purchase Agreement” has the meaning set forth in the recitals of this Agreement.

“Q II” has the meaning set forth in the preamble hereto.
“Q II Securities” has the meaning set forth in Section 3.1(d).
“Stockholder” means SAP, Silver Lake and Q II, and any other Person who acquires Shares in a transaction in which the rights under this Agreement are assigned pursuant to Section 4.9.
“Subsidiary” of any Person means a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person: (i) beneficially owns, either directly or indirectly, more than 50% of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests of such entity, or (C) the capital or profits interest, in the case such entity is a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body. For the avoidance of doubt, for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Subsidiaries of any member of the SAP Group.
“Underwriters’ Representative” when used in connection with an Underwritten Offering, shall mean the managing underwriter of such offering, or, in the case of a co-managed underwriting, the managing underwriters designated as the representative or representatives of the underwriters.
“Underwritten Offering” shall mean a registration in which securities of the Company are sold to one or more underwriters in a firm commitment underwriting for reoffering to the public.
ARTICLE II
COVENANTS AND OTHER MATTERS
Section 2.1Government Approvals. To the extent that any of the transactions contemplated by this Agreement requires any Governmental Approvals, the Parties will use their reasonable best efforts to obtain any such Governmental Approvals.
Section 2.2Company Board Matters.
(a)For so long as Silver Lake and any of its Affiliated Companies collectively beneficially own such number of shares of Company Common Stock that is more than both (a) 50% of the Shares acquired pursuant to the Silver Lake Stock Purchase Agreement and (b) 2% of the outstanding shares of Company Common Stock (the failure to own such number of shares as set forth in either clause (a) or (b) of the foregoing, a “Fall-Away Event”), SAP shall vote at any regular or special meeting of stockholders (or take any action by written consent with respect to) all Equity Securities then owned by it or its Affiliated Companies (or as to which they then have voting power) so that one member of the Company Board is a person designated by Silver Lake (the “Silver Lake Designee”). Initially, the Silver Lake Designee shall be Egon Durban and SAP shall take all actions necessary, including calling special Board and stockholders meetings to cause Egon Durban to be appointed as a member of the Company Board, effective immediately following Closing (as defined in the Silver Lake Stock Purchase Agreement). Subject to the first sentence of this Section 2.2, in the event that Egon Durban ceases to serve in such role or if any vacancy otherwise occurs on the Company Board with respect to the Silver Lake Designee, SAP agrees to vote at any regular or special meeting of stockholders, take any action by written consent or otherwise take all actions within their power, in each case with respect to all Equity Securities then owned by it or its Affiliated Companies (or as to which they then have voting power), to fill the vacancy with respect to the Silver Lake Designee with another person designated by Silver Lake; provided, that Silver Lake must consult with the Company prior to naming such designee as the Silver Lake Designee and such designee must (i) be a managing director or other senior-level officer of Silver Lake and (ii) meet all independence and other requirements regarding service as a director of the Company under applicable law and stock exchange rules. For so long as Silver Lake is entitled to designate the Silver Lake Designee pursuant to this Section 2.2, SAP agrees to vote (and to act by written consent with respect to) all Equity Securities then owned by it or its Affiliated Companies (or as to which they then have voting power) to remove the individual serving as the Silver Lake Designee as a director of the Company, with or without cause, only upon the written request of Silver Lake. Except as otherwise required by applicable law, SAP shall not take any action to cause, directly or indirectly, the removal of the Silver Lake Designee, unless it is directed to do so by Silver Lake.
(b)The Company Board shall take all action (including calling special Board and stockholders meetings) necessary to cause Egon Durban, as the initial Silver Lake Designee, to be appointed as a member of the Company Board, effective as of the Closing. Following the Closing and until the occurrence of the Fall-Away Event, the Company shall take all action (including calling special Board and stockholders meetings) necessary to (i) nominate the Silver Lake Designee to be elected at each annual meeting of the Company’s stockholders automatically, without any action by Silver Lake or requirement for Silver Lake to comply with the notice requirements and procedures in Section 2.8 of the Company’s bylaws, (ii) recommend that holders of Company Capital Stock vote to elect the Silver Lake Designee, (iii) use its reasonable efforts to cause the election to the Company Board of a slate of directors that includes the Silver Lake Designee and (iv) in the event of the death, disability, retirement, resignation or removal (with or without cause) of the individual then serving as the Silver Lake Designee, replace such individual with another individual designated in writing by Silver Lake to be the new Silver Lake Designee (subject to the proviso in Section 2.2(a)) in order to fill any vacancy created by such death, disability, retirement, resignation or removal. If the Silver Lake Designee is not elected to serve as a director of the Company Board, the Company Board shall take all lawful actions to appoint the Silver Lake Designee as a director of the Company Board, including increasing the size of the Company Board and appointing the Silver Lake Designee to fill the vacancy created by such increase.
(c)For so long as the Silver Lake Designee is serving or participating on the Company Board, (i) the Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that applies to any Stockholder in its capacity as such or any Stockholder’s Affiliates (including a policy that limits, prohibits, or restricts any Stockholder or its Affiliates from entering into any hedging or derivative arrangements), in each case other than any director designee of such Stockholder (including in respect of Silver Lake, the Silver Lake Designee) solely in his or her individual capacity, (ii) any share ownership requirement for the Silver Lake Designee serving on the Company Board will be deemed satisfied by the securities owned by the Silver Lake and/or its Affiliates and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the transfers of securities by Silver Lake or its Affiliates and (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Company Board be violated by the Silver Lake Designee (x) accepting an invitation to serve on another board of directors of a company whose principal lines(s) of business do not compete with the principal line(s) of business of the Company or failing to notify an officer or director of the Company prior to doing so, (y) receiving compensation from Silver Lake or its Affiliates, or (z) failing to offer his or her resignation from the Company Board except as otherwise expressly provided in this Agreement, and, in each case of (i), (ii) and (iii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 2.02(c) shall not apply to the extent inconsistent with this Section 2.2(c).
(d)The Company shall indemnify the Silver Lake Designee and provide the Silver Lake Designee with director and officer insurance to the same extent as it indemnifies and provides such insurance to other non-executive members of the Company Board. The Company hereby acknowledges that the Silver Lake Designee may have certain rights to indemnification, advancement of expenses and/or insurance provided by Silver Lake or its Affiliates (collectively, the “Secondary Indemnitors”). The Company hereby agrees and acknowledges that (i) it is the indemnitor of first resort with respect to the Silver Lake Designee (i.e., its obligations to the Silver Lake Designee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Silver Lake Designee are secondary), (ii) it will be required to advance the full amount of expenses incurred by the Silver Lake Designee and will be liable for the full amount of all expenses and other liabilities to the extent legally permitted and as required by the Company’s Amended and Restated Certificate of Incorporation or bylaws of the Company (or any agreement between the Company and the Silver Lake Designee), without regard to any rights the Silver Lake Designee may have against the Secondary Indemnitors and (iii) it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company will affect the foregoing and the Secondary Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Silver Lake Designee against the Company.
(e)For the avoidance of doubt, without limiting any other rights of Silver Lake or its Affiliates under this Agreement, the Silver Lake Designee shall be entitled to receive Board fees and compensation and expense reimbursement according to the Company’s standard policies with respect to service on the Company Board or any committee thereof.

Section 2.3Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction, or if the Company reasonably believes there is otherwise any event or circumstance that may result in Silver Lake, its Affiliates and/or the Silver Lake Designee being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act (including any purchases of additional shares of Class A common stock by Silver Lake or any of its Affiliates, one or more private placements or otherwise), and if the Silver Lake Designee is serving or participating on the Company Board at such time or has served on the Company Board during the preceding six months, then upon request of Silver Lake or the Silver Lake Designee, (i) the Company Board or a committee composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the interests of Silver Lake, its Affiliates or the Silver Lake Designee (in each case, to the extent such persons may be deemed to be a director or “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent applicable and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Company Capital Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by Silver Lake, its Affiliates or the Silver Lake Designee of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of Silver Lake or its Affiliated Companies will serve on the board of directors (or its equivalent) of such other issuer, then the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of Silver Lake, its Affiliates and the Silver Lake Designee (in each case, to the extent such persons may be deemed to be a director or “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent applicable.
Section 2.4Corporate Waiver. To the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”) and subject to applicable legal requirements and any express agreement that may from time to time be in effect, the Company agrees that the Silver Lake Designee, Silver Lake and its Affiliates or any portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates, and/or (iii) make investments in any kind of property in which the Company may make investments; provided, however, that no Covered Person may invest or make investments in any business on the basis of confidential information it has received from the Company or its Affiliates. To the fullest extent permitted by the DGCL, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of such person’s participation in any such business or investment. Except as set forth below, the Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the DGCL, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge and waives any claim against each Covered Person and shall indemnify a Covered Person to the extent permitted by the DGCL against any claim, that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company; provided, that, in each such case, any corporate opportunity which is expressly offered to a Covered Person in his or her capacity as a member of the Company Board shall belong to the Company. The Company shall pay in advance any reasonable out-of-pocket expenses incurred in defense of such claim as provided in this provision, except to the extent that it is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) that (i) a Covered Person has breached this Section 2.4 or (ii) the Silver Lake Designee has breached its fiduciary duties to the Company, in which case any such advanced expenses shall be promptly reimbursed to the Company.
ARTICLE III
REGISTRATION RIGHTS
Section 3.1Demand Registration.
(a)(i) SAP and its Affiliated Companies shall have the right, after the 180 day period following the IPO Date (or such other period as may be requested by the Company or an underwriter to facilitate compliance with applicable FINRA rules, or any successor provisions or amendments thereto), and (ii) Silver Lake and its Affiliated Companies shall have the right, after the two year period following the IPO Date, to request in writing (a “Request”) (which request shall specify the Registrable Securities intended to be disposed of by such requesting Holder, and the intended method of distribution thereof, including in a Rule 415 Offering, if the Company is then eligible to register such Registrable Securities on Form S-3 (or a successor form) for such offering) that the Company register such portion of the requesting Holder’s Registrable Securities as shall be specified in the Request (a “Demand Registration”) by filing with the SEC, as soon as practicable (the “Filing Date”) after the receipt of such a Request by the Company, a registration statement (a “Demand Registration Statement”) covering such Registrable Securities, and the Company shall use its reasonable best efforts to have such Demand Registration Statement become effective with the SEC concurrently with filing or as soon as practicable thereafter, and, subject to Section 3.4, to keep such Demand Registration Statement

Continuously Effective for a period of at least 24 months, in the case of a Rule 415 Offering, or, in all other cases, for a period of at least 180 days following the date on which such Demand Registration Statement is declared effective (or for such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement shall have been sold pursuant thereto) (provided that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of the Company or the Underwriters’ Representative pursuant to the provisions of this Agreement), including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, that such period during which the Demand Registration Statement shall remain Continuously Effective shall, in the case of an Underwritten Offering, and subject to Section 3.4, be extended for such period (if any) as the underwriters shall reasonably require, including to satisfy, in the judgment of counsel to the underwriters, any prospectus delivery requirements imposed by applicable law.
(b)The Company shall not be obligated to effect more than two Demand Registrations in any calendar year for Silver Lake or more than one Demand Registration for SAP in any calendar quarter. For purposes of the preceding sentence, a Demand Registration shall not be deemed to have been effected for SAP and its Affiliated Companies or Silver Lake and its Affiliated Companies (and, therefore, not requested for purposes of paragraph (a) above), (i) unless a Demand Registration Statement with respect thereto has become effective, (ii) if after such Demand Registration Statement has become effective, the offer, sale or distribution of Registrable Securities thereunder is prevented by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to SAP or its Affiliated Companies, or to Silver Lake or its Affiliated Companies, as the case may be, and such effect is not thereafter eliminated or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any offering pursuant to such registration are not satisfied or waived other than by reason of a failure on the part of SAP or its Affiliated Companies, or Silver Lake and its Affiliated Companies, as the case may be. If the Company shall have complied with its obligations under ARTICLE III, a right to a Demand Registration pursuant to this Section 3.1 shall be deemed to have been satisfied upon the earlier of (i) the date as of which all of the Registrable Securities included therein shall have been sold to the underwriters or distributed pursuant to the Demand Registration Statement and (ii) the date as of which such Demand Registration Statement shall have been effective for an aggregate period of at least 24 months, in the case of a Rule 415 Offering, or, in all other cases, for a period of at least 180 days following the effectiveness of such Demand Registration Statement; provided that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of the Company or the Underwriters’ Representative pursuant to the provisions of this Agreement.

(c)Any request made pursuant to this Section 3.1 shall be addressed to the attention of the General Counsel of the Company and shall specify the number of Registrable Securities to be registered (which shall be not less than 0.5% of the outstanding shares of Company Common Stock).
(d)Without the prior written consent of SAP, the Company may not include in a Demand Registration pursuant to this Section 3.1 shares of Company Capital Stock for the account of the Company or any Subsidiary of the Company, but, if and to the extent required by a contractual obligation (including Section 3.2), may, subject to compliance with Section 3.1(e), include shares of Company Capital Stock for the account of any other Person who holds shares of Company Capital Stock entitled to be included therein (including any other Holder entitled to be included therein pursuant to Section 3.2); provided, that if the Underwriters’ Representative of any offering described in this Section 3.1 shall have informed the Company and/or the Holder making the Request in writing that in its judgment there is a Maximum Number of shares of Company Capital Stock that SAP and its Affiliated Companies, Silver Lake and its Affiliated Companies, all other Holders and any other Persons entitled to participate in such Demand Registration may include in such offering, then the Company shall include in such Demand Registration: (i) first, (A) the number of Registrable Securities held by SAP and its Affiliated Companies (“SAP Securities”), if any, up to 1% of the aggregate outstanding Company Capital Stock, that are requested to be included in such registration, (B) the number of Registrable Securities held by Silver Lake and its Affiliated Companies (“Silver Lake Securities”), if any, up to 1% of the aggregate outstanding Company Capital Stock, that are requested to be included in such registration and (C) the number of Registrable Securities held by Q II and its Affiliated Companies (“Q II Securities”), if any, up to 0.25% of the aggregate outstanding Company Capital Stock, that are requested to be included in such registration pursuant to Section 3.2 (clauses (A)-(C) collectively, the “Cap Amount”), except that if the number of shares of Company Capital Stock that may be included in such registration is less than the Cap Amount, the reduction shall be applied pro rata among the SAP Securities, Silver Lake Securities and Q II Securities based on each of their pro rata share of the Cap Amount (i.e., 44.44% SAP Securities/44.44% Silver Lake Securities/11.12% Q II Securities); (ii) second, up to the full number of SAP Securities in excess of the Cap Amount, if any, that are requested to be included in such registration; (iii) third, up to the full number of Silver Lake Securities and Q II Securities in excess of the Cap Amount, if any, that are requested to be included in such registration on a pro rata basis based on the number of shares of Company Capital Stock held by such Holders; (iv) fourth, such number of shares of Company Capital Stock duly requested to be included in such registration by other Persons, pro rata on the basis of the amount of such other shares of Company Capital Stock requested to be included or such other allocation method determined by the Company; and (v) fifth, securities the Company proposes to sell.
(e)No Holder may participate in any Underwritten Offering under this Section 3.1 and no other Person shall be permitted to participate in any such offering pursuant to this Section 3.1 unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements and other customary documents required under the customary terms of such underwriting arrangements. In connection with any Underwritten Offering under Section 3.1 hereof, each participating Holder and the Company and, except in the case of a Rule 415 Offering hereof, each other Selling Holder shall be a party to the underwriting agreement with the underwriters and may be required to make certain customary representations and warranties and provide certain customary indemnifications for the benefit of the underwriters.
(f)Any Holder having requested the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act pursuant to Section 3.1 or Section 3.2 shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn if any other Holder has requested pursuant to Section 3.1 or Section 3.2 that Registrable Securities be included in such registration; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below 0.5% of the outstanding shares of Company Common Stock, then the Company shall as promptly as practicable give each Holder seeking to register Registrable Securities notice to such effect and, within ten days following the mailing of such notice, such Holders still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the foregoing minimum offering size or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof.
Section 3.2Piggyback Registration.
(a)In the event that the Company at any time after (x) in the case of Silver Lake, two years after the IPO Date, and (y) in the case of Q II, 18 months after the IPO Date, proposes to register any Equity Securities under the Securities Act, either in connection with a primary offering for cash for the account of the Company (a “Primary Offering”), a secondary offering or a combined primary and secondary offering, the Company will each time it intends to effect such a registration, give written notice (a “Company Notice”) to all Holders of Registrable Securities who are no longer subject to contractual transfer restrictions with the Company in respect of such Registrable Securities at least ten Business Days prior to the initial filing of a registration statement with the SEC pertaining thereto, informing such Holders of (i) its intent to file such registration statement and whether such registration is for a Primary Offering, a secondary offering or a combined primary and secondary offering, (ii) the intended method of distribution, (iii) the number of each class of Equity Securities proposed to be registered, (iv) the proposed date of filing of such registration statement, (v) the proposed managing underwriter(s) (if any), (vi) a good faith estimate by the Company of the proposed minimum offering price of each class of Equity Securities, in each case of (ii) to (vi), to the extent then known, and (vii) the Holders’ right to request the registration of the Registrable Securities held by the Holders. Upon the written request of the Holders made within seven Business Days after any such Company Notice is given (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended distribution thereof; provided, that if (i) the Registrable Securities intended to be disposed of are Class A common stock and (ii) the applicable registration is intended to effect an offering of Class A common stock for cash for the account of the Company, such request need specify only the Registrable Securities intended to be disposed of by such Holder), unless SAP shall have responded to such Company Notice within such seven Business Day period Requesting a Demand Registration in priority to the registration described in such Company Notice (in which case, the Company shall first effect such Demand Registration in accordance with Section 3.1 and the cut-back provisions in Section 3.1(d) shall apply), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company’s intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the registration statement filed by the Company, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such registration statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided further, that if, at any time after giving written notice of its intention to register any Equity Securities in a Primary Offering and prior to the Effective Date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay such registration of the Equity Securities, the Company shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith or from the Company’s obligations with respect to any subsequent registration) and (ii) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such registration statement for the same period as the delay in registering such Equity Securities; provided that the Holders of Registrable Securities may continue the registration as a Demand Registration under Section 3.1.
(b)If, in connection with a Primary Offering pursuant to this Section 3.2 that is initiated by the Company, the Underwriters’ Representative of the offering registered thereon shall inform the Company in writing that in its judgment there is a Maximum Number of shares of Company Capital Stock that may be included therein, the Company shall include in such registration: (i) first, if such registration statement relates to an offering initiated by the Company of Equity Securities being offered for the account of the Company, the full number of Equity Securities that the Company proposes to offer for its own account (“Company Securities”); (ii) second, SAP Securities, Silver Lake Securities and Q II Securities up to the Cap Amount, except that if the number of shares of Company Capital Stock that may be included in such registration is less than the Cap Amount, the reduction shall be applied pro rata among the SAP Securities, Silver Lake Securities and Q II Securities based on each of their pro rata share of the Cap Amount (i.e., 44.44% SAP Securities/44.44% Silver Lake Securities/11.12% Q II Securities); (iii) third, up to the full number of SAP Securities in excess of the Cap Amount, if any, that are requested to be included in such registration; (iv) fourth, up to the full number of Silver Lake Securities and Q II Securities in excess of the Cap Amount, if any, that are requested to be included in such registration on a pro rata basis based on the total number of shares of Company Capital Stock held by such Holder; (v) and fifth, such number of shares of Company Capital Stock duly requested to be included in such registration by other Persons, pro rata on the basis of the amount of such other shares of Company Capital Stock requested to be included or such other allocation method determined by the Company. If, in connection with a secondary offering or a combined primary and secondary offering pursuant to this Section 3.2, the Underwriters’ Representative of the offering registered thereon shall inform the Company and/or the Holder in writing that in its judgment there is a Maximum Number of shares of Company Capital Stock that may be included therein, the cutback provisions in Section 3.1(d) shall apply.
(c)No Holder may participate in any Underwritten Offering under this Section 3.2 and no other Person shall be permitted to participate in any such offering pursuant to this Section 3.2 unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements and other customary documents required under the customary terms of such underwriting arrangements. In connection with any Underwritten Offering under this Section 3.2, each participating Holder and the Company and each such other Person shall be a party to the underwriting agreement with the underwriters of such offering and may be required to make certain customary representations and warranties and provide certain customary indemnifications for the benefit of the underwriters.
(d)The Company shall not be required to effect any registration of Registrable Securities under this Section 3.2 incidental to the registration of any of its securities in connection with the Company’s issuance of registered shares of Company Capital Stock in mergers, acquisitions, reorganizations, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans.
(e)The registration rights granted pursuant to the provisions of this Section 3.2 shall be in addition to the registration rights granted pursuant to Section 3.1. No registration of Registrable Securities effected under this Section 3.2 shall relieve the Company of its obligation to effect a Demand Registration of Registrable Securities pursuant to Section 3.1.
Section 3.3Expenses. Except as provided herein, the Company shall pay all Registration Expenses in connection with all registrations of Registrable Securities effected hereunder. Notwithstanding the foregoing, each Holder of Registrable Securities and the Company shall be responsible for its own internal administrative and similar costs and expenses (including salaries of personnel), which shall not constitute Registration Expenses.
Section 3.4Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company may delay the filing or effectiveness of a Registration Statement or require the Holder to suspend the use of the prospectus for sale of Registrable

Securities under an effective Registration Statement if the Company Board reasonably determines in good faith that the registration and distribution of Registrable Securities would materially interfere with the Company’s ability to effect a pending material financing, merger, acquisition, consolidation, recapitalization, corporate reorganization or any other material corporate development involving the Company or any of its Subsidiaries or would require premature disclosure thereof or of other material non-public information that would be detrimental to the Company, including a primary offering by the Company or a secondary offering with respect to SAP Securities contemplated to occur within 45 days of the receipt of a Request pursuant to Section 3.1 (in which case such Holder shall have the rights afforded to it (if any) under Section 3.2) (a “Blackout Period”). The Company shall (a) promptly give SAP or Silver Lake, as applicable, written notice of such determination, (b) if requested by SAP or Silver Lake, as applicable, and to the extent such action would not violate applicable law, promptly deliver to SAP or Silver Lake, as applicable, a general statement of the reasons for such postponement or restriction on use and to the extent practicable an approximation of the anticipated delay, and (c) promptly give SAP or Silver Lake, as applicable, written notice at the conclusion of such Blackout Period. Notwithstanding the foregoing, (i) the Company will not invoke more than two Blackout Periods in any 12 month period and any Blackout Period shall not be in excess of 45 days and (ii) in the event that a Holder exercises a demand right pursuant to Section 3.1 and the related offering is expected to, or may, occur during a quarterly earnings blackout period of the Company (such blackout periods determined in accordance with such policy as the Company shall generally maintain and communicate to Holders from time to time), the Company and such Holder shall act reasonably and work cooperatively in view of such quarterly earnings blackout period. For the avoidance of doubt, (i) the Parties agree that an election by the Company that a registration statement for the registration and distribution of Registrable Securities shall not be usable, or shall be delayed, during a Blackout Period shall not act to reduce the period during which such registration statement shall remain effective pursuant to the terms of this ARTICLE III and (ii) any Blackout Period shall apply equally to each Holder and the Company shall not impose a Blackout Period with respect to any one Holder without imposing the same such Blackout Period to any other Holders.
Section 3.5Selection of Underwriters.
(a)Any time that a Demand Registration involves an Underwritten Offering, the investment banker(s) and manager(s) that will serve as managing underwriters (including which of such managing underwriters will serve as lead or co-lead) and underwriters and their respective economics with respect to the offering of such Registrable Securities shall be selected by (i) if any SAP Securities are to be registered in such Demand Registration, SAP, or (ii) if no SAP Securities are to be registered in such Demand Registration, the Holders of the majority of the Registerable Securities to be included in such Demand Registration.
(b)Any time that a registration involves a Primary Offering pursuant to this Section 3.5 that is initiated by the Company, the Company shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which of such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities and their respective economics.

Section 3.6Obligations of the Company. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this ARTICLE III, the Company shall as promptly as practicable:
(a)prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered; provided, further, that before filing such Registration Statement or any amendments or supplements thereto, the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriter(s), and other documents reasonably requested by any such counsel, including any comment letters from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriter(s), if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein;
(b)prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus (including any issuer free writing prospectus required to be so filed) used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (ii) the expiration of 24 months, in the case of a Rule 415 Offering, or, in all other cases, the expiration of 180 days after such registration statement becomes effective; provided, that such period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by Section 3.6(f) below is given by the Company to (y) the date on which the Company delivers to Holders of Registrable Securities the supplement or amendment contemplated by Section 3.6(f);
(c)furnish to Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus, any summary prospectus and any issuer free writing prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents (including a copy of any and all transmittal letters or other correspondence to or received from the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering) as Holders of Registrable Securities or such underwriter may reasonably request;
(d)use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders of such Registrable Securities or any underwriter to such Registrable Securities shall request, and use its reasonable best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
(e)in the event of an Underwritten Offering, use its reasonable best efforts to furnish to each underwriter of such Underwritten Offering (i) an opinion and negative assurance letter of counsel for the Company dated the date of closing of the Underwritten Offering and (ii) a “comfort” letter signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement dated the date of the underwriting agreement and a “bringdown letter” dated the date of closing of the Underwritten Offering, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements;
(f)as promptly as practicable, notify each Selling Holder in writing (i) at any time when the registration statement, a prospectus or, prior to such time as a final prospectus is available, an issuer free writing prospectus relating to a registration made pursuant to Section 3.1 or Section 3.2, or any document incorporated by reference or deemed incorporated by reference therein contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading due to the occurrence of any event and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such registration statement, prospectus or, prior to such time as a final prospectus is available, such issuer free writing prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such registration statement and prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;
(g)as promptly as practicable notify in writing the Selling Holders and the underwriters, if any, of the following events: (A) the filing of such registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement or any free writing prospectus utilized in connection therewith, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective; (B) the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings by any person for that purpose; (C) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose and (D) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect;
(h)use its reasonable best efforts to list all such Registrable Securities covered by such registration on each securities exchange on which a class of common equity securities of the Company is then listed;
(i)to the extent reasonably requested by the lead or managing underwriters in an Underwritten Offering, send appropriate officers of the Company to attend any “road shows” scheduled in connection with any such registration, with all out-of-pocket costs and expense incurred by the Company or such officers in connection with such attendance to be paid by the Company;
(j)furnish or cause to be furnished for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 3.1 or Section 3.2 unlegended certificates or book entries representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters if such restrictions and legends are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party;
(k)make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC); and
(l)use its reasonable best efforts to take all other reasonable and customary steps typically taken by issuers to effect the registration and disposition of such Registrable Securities as contemplated hereby, including using reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date.
Section 3.7Obligations of Selling Holders. Each Selling Holder agrees by having its securities treated as Registrable Securities hereunder that, upon receipt of written notice from the Company specifying that the prospectus relating to a registration made pursuant to Section 3.1 or Section 3.2 contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading due to the occurrence of any event, such Selling Holder will forthwith discontinue disposition of Registrable Securities until such Selling Holder is advised by the Company that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by Section 3.6(f) above, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies of the prospectus covering such Registrable Securities then in such Selling Holder’s possession at the time of receipt of such notice; provided, that the amount of time any Selling Holder is required to discontinue disposition of such Registrable Securities shall not exceed 45 days; provided, further, that the Company shall extend the time periods under Section 3.1 with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the Selling Holder is required to discontinue disposition of such Registrable Securities.
Section 3.8Underwriting; Due Diligence.
(a)If requested by the underwriters for any Underwritten Offering of Registrable Securities pursuant to a registration requested under this ARTICLE III, the Company shall enter into an underwriting agreement in a form reasonably satisfactory to the Company with such underwriters for such offering, which agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 3.9, and agreements as to the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 3.6(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be a party to any such underwriting agreement (or a party to a customary power of attorney, custody agreement and irrevocable election to sell) and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 3.9. If reasonably requested by the Company or the Underwriters’ Representative, (i) the Selling Holders will execute such custody agreements, stock powers, instruments of transfer and powers of attorney in connection with such Underwritten Offering as are customary for offerings of such kind and (ii) the Selling Holders will arrange for any necessary opinions of counsel with respect to the securities being sold by such Selling Holders and the reasonable and documented expenses of such counsel shall be deemed to be Registration Expenses payable by the Company.
(b)In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this ARTICLE III, the Company shall give the Selling Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the financial statements of the

Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, that such Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to coordinate any such investigation of the books and records of the Company and any such discussions with the Company’s officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.
Section 3.9Indemnification and Contribution.
(a)In the case of each offering of Registrable Securities made pursuant to this ARTICLE III, the Company agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and the officers, directors, members, partners, stockholders, Affiliates, employees, accountants, advisors and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable expenses of investigation and reasonable attorney’s fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Person specifically for use in such registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder or any other holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Selling Holder, or other holder or underwriter of the Registrable Securities or any controlling person of the foregoing and the officers, directors, members, partners, stockholders, Affiliates, employees, accountants, advisors and agents of each of the foregoing.
(b)In the case of each offering of Registrable Securities made pursuant to this ARTICLE III, each Selling Holder, by exercising its registration rights hereunder, severally and not jointly, agrees to indemnify and hold harmless, to the extent permitted by law, the Company, each underwriter who participates in such offering, each other Selling Holder or other holder with securities included in such offering, and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and the officers, directors, members, partners, stockholders, Affiliates, employees, accountants, advisors and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable expenses of investigation and reasonable attorneys’ fees and disbursements), claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement by such Selling Holder of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by such Selling Holder or alleged omission by such Selling Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such statement or omission shall have been made in reliance on or in conformity with information furnished to the Company in writing by or on behalf of such Selling Holder specifically for use in such registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto), offering memorandum or other offering document or any amendment thereof or supplement thereto. The foregoing indemnity is in addition to any liability which such Selling Holder may otherwise have to the Company, or controlling persons and the officers, directors, members, partners, stockholders, Affiliates, employees, accountants, advisors and agents of each of the foregoing; provided, that the obligations of each Selling Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed).
(c)Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually and materially prejudiced by such failure (through the forfeiture of substantive rights or defenses), and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 3.9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation (unless (i) the indemnified party and the indemnifying party shall have so mutually agreed, (ii) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, (iii) the indemnifying party shall have failed within a reasonable period of time to assume such defense or, having assumed such defense, has not conducted the defense of such claim actively and diligently or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, in which case the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel, in addition to any local counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). In any such third party claim where the indemnifying party has assumed control of the defense thereof, the indemnifying party shall keep the indemnified party informed as to the status of such claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such indemnified party copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such indemnified party and their respective counsels to confer with the indemnifying party and its counsel with respect to the conduct of the defense thereof, and permit indemnified party and their respective counsel(s) a reasonable opportunity to review all legal papers to be submitted prior to their submission. Any indemnifying party against whom indemnity may be sought under this Section 3.9 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld unless such settlement (x) is solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, (y) includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceeding and (z) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.
(d)If the indemnification provided for in this Section 3.9 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (i) as between such indemnified party on the one hand and the indemnifying party on the other, in such proportion as shall be appropriate to reflect the relative fault of such indemnified party and of the indemnifying party in connection with such statements or omissions as well as any other relevant equitable considerations. The relative fault of such indemnified party on the one hand and of the indemnifying party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party’s stock ownership in the Company. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this Section 3.9(d) shall be deemed to include, for purposes of this Section 3.9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The parties agree that it would not be just and equitable if contribution pursuant to this Section 3.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)Notwithstanding any other provision of this Section 3.9, the obligation to indemnify or contribute shall be several, and not joint, among the Selling Holders who furnished or failed to furnish the information in a registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto) or in any offering memorandum or other offering document relating to the offering and sale of Registrable Securities that resulted in any loss, liability, claim or damages. The liability of each such Selling Holder under this Section 3.9 shall not, in any event, exceed the amount of the net proceeds actually received by such Selling Holder from the sale of such Registrable Securities.
(f)Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 3.9 (with appropriate modifications) shall be given by the Company, the Selling Holders and any underwriters with respect to any required registration or other qualification of securities under any state law or regulation or Governmental Entity.
(g)The obligations of the parties under this Section 3.9 shall be in addition to any liability which any party may otherwise have to any other party.
Section 3.10Rule 144 and Form S-3 Eligibility. The Company shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. The Company further agrees to use its reasonable best efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the Securities Act for the filing of registration statements under this Agreement to be met as soon as reasonably practicable after the IPO Date.

Section 3.11Holdback Agreement.
(a)If so requested by the Underwriters’ Representative for such offering, (i) in connection with the first offering of shares of common stock made by the Company pursuant to a registration statement following the closing of the IPO, each Holder shall and (ii) in connection with all other offerings of shares of common stock covered by a registration statement filed by the Company (whether or not Registrable Securities of such Holder are included therein), each Holder that holds more than 7.5% of the outstanding shares of Company Capital Stock on a fully-diluted basis shall, in each case of clauses (i) and (ii), agree not to effect any sale or distribution of its Shares, including any sale under Rule 144, without the prior written consent of the Underwriters’ Representative (otherwise than through the registered public offering then being made), within two days prior to or 90 days (or such lesser period as the Underwriters’ Representative may permit) after the Effective Date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 Offerings); provided that this Section 3.11(a) shall not apply to any Holder that does not hold Registrable Securities.
(b)If so requested by the Underwriters’ Representative in connection with an offering of any Registrable Securities, the Company shall agree not to effect any sale or distribution of Equity Securities, without the prior written consent of the Underwriters’ Representative (otherwise than through the registered public offering then being made or in connection with any acquisition or business combination transaction and other than in connection with stock options and employee benefit plans and compensation), within seven days prior to or 90 days (or such lesser period as the Underwriters’ Representative may permit) after the Effective Date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 Offerings) and shall use its reasonable best efforts to obtain and enforce similar agreements from any other Persons if requested by the Underwriters’ Representative.
(c)Notwithstanding anything else in this Section 3.11 to the contrary, nothing in this Agreement shall preclude SAP from distributing to any or all of its stockholders any or all of the Registrable Securities.
Section 3.12Term. This ARTICLE III shall remain in effect with respect to a Holder until all Registrable Securities held by such Holder and its Affiliated Companies have been disposed of by them or transferred by them to other Persons or otherwise cease to be Registrable Securities; provided that the provisions in Section 3.9 shall survive any termination of this ARTICLE III or this Agreement.
Section 3.13No Superior Rights. Without the prior written consent of SAP, the Company shall not provide registration rights of any kind, including rights similar to those set forth in this ARTICLE III, with respect to the Class A common stock, to any current or future stockholder of the Company that are materially more favorable to such stockholder than are provided to Stockholders under this ARTICLE III; provided that without the consent of Silver Lake, no such rights shall be granted to such stockholder that would adversely affect the rights of

Silver Lake under this Agreement unless (a) the rights granted to such stockholder are pari passu with Silver Lake’s rights or (b) the rights of SAP are similarly affected.
ARTICLE IV
MISCELLANEOUS
Section 4.1Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.
Section 4.2Governing Law and Jurisdiction. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and all Disputes arising out of or relating to this Agreement shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of laws provisions thereof).
Section 4.3Consent to Jurisdiction. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO ANY SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.
Section 4.4Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.
Section 4.5Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The other Party(ies) shall not oppose the granting of such relief on the basis that money damages are an adequate remedy. The Parties agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.
Section 4.6Termination; Amendments and Waivers.
(a)This Agreement may not be terminated or amended except (i) with respect to any rights and obligations of SAP and its Affiliated Companies, by mutual consent of the Company and SAP, (ii) with respect to any rights and obligations of Silver Lake and its Affiliated Companies, by mutual consent of the Company and Silver Lake and (iii) with respect to any rights and obligations of Q II and its Affiliated Companies, by mutual consent of the Company and Q II, in each case of clauses (i) through (iii), evidenced by an instrument in writing signed on behalf of each such Party; provided that (i) any amendment or modification to ARTICLE II (Covenants and Other Matters) shall require the prior written consent of Silver Lake. The provisions of ARTICLE I (Definitions), Section 3.3 (Expenses), Section 3.9 (Indemnification and Contribution) and this ARTICLE V shall survive any termination of this Agreement pursuant to this Section 4.6.
(b)Notwithstanding anything herein to the contrary, any provision hereof may be waived by any waiving Party on such Party’s own behalf, without the consent of any other Party.
Section 4.7Notices. Notices, offers, requests or other communications required or permitted to be given by a Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties at the following addresses:
if to the Company:
Qualtrics International, Inc.
333 W. River Park Drive
Provo, UT 84604
Attention: Legal Department
E-mail:

with a copy (which shall not constitute notice) to:
Shearman & Sterling LLP
1460 El Camino Real, 2nd Floor
Menlo Park, CA 94025
Attention: Daniel Mitz
E-mail: daniel.mitz@shearman.com
if to SAP:
SAP America, Inc.
3999 West Chester Pike
Newtown Square, PA 19073
Attention: Mary Beth Hanss
E-mail:
with a copy (which shall not constitute notice) to:
Shearman & Sterling LLP
1460 El Camino Real, 2nd Floor
Menlo Park, CA 94025
Attention: Daniel Mitz
E-mail: daniel.mitz@shearman.com
if to Silver Lake:
Silver Lake Partners
550 W 34th Street
New York, NY 10001
Attention: Andrew J. Schader
E-mail:
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Kenneth B. Wallach and Hui Lin
E-mail: kwallach@stblaw.com; hui.lin@stblaw.com
if to Q II:
Q II, LLC
105 South State Street #513
Orem, Utah 84058-5419
Attention: Ryan Smith
E-mail:

with a copy (which shall not constitute notice) to:
The McCullough Group
405 S. Main Street, Suite 800
Salt Lake City, UT 84111
Attention: Scott M. McCullough
E-mail: scottm@tmglaw.com
or at such other address or e-mail as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by e-mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted electronically; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.
Section 4.8Counterparts; Signature. This Agreement and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.
Section 4.9Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, and any such assignment without consent shall be void; provided, however, (a) any Party may assign this Agreement to a successor entity in conjunction with such Party’s reincorporation in another jurisdiction or into another business form, (b) any Party may assign its registration rights under ARTICLE III to any of its Affiliated Companies in connection with a transfer of Registrable Securities by such Party to such Affiliated Companies and (c) in the event of a transfer by Silver Lake a number of shares constituting no less than 50% of the Shares acquired pursuant to the Silver Lake Stock Purchase Agreement to any Person, such Person shall be admitted as a party hereunder and assume Silver Lake’s rights and obligations under ARTICLE III of this Agreement with respect to such transferred shares upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a Holder party hereto; whereupon such Person will be treated for all purposes of this Agreement, with the same rights, benefits and obligations under ARTICLE III of this Agreement as were initially granted to Silver Lake with respect to the transferred shares.

Section 4.10Severability. If any term or other provision of this Agreement or is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.
Section 4.11Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
Section 4.12Authority. Each of the Parties represents to the other Parties that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.
Section 4.13Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof,” “herein” “and “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference herein to this Agreement, unless otherwise stated, shall be construed to refer to this Agreement as amended, supplemented or otherwise modified from time to time, as permitted by Section 4.6. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive. Any law defined or referred to herein or in any agreement or instrument that is referred to herein means such law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor laws.
Section 4.14Conflicting Agreements. None of the provisions of this Agreement are intended to supersede any provision in any other agreement with respect to the respective subject matters thereof. In the event of conflict between this Agreement and any other agreement executed in connection herewith, the provisions of such other agreement shall prevail.
Section 4.15Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person, except as provided in Section 3.9. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any Party.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf, as of the day and year first hereinabove set forth.

QUALTRICS INTERNATIONAL INC.

By:
Name: Title:
[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf, as of the day and year first hereinabove set forth.

SAP AMERICA, INC.

By:
Name: Title:
[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf, as of the day and year first hereinabove set forth.

SILVER LAKE PARTNERS VI DE (AIV), L.P.
By: Silver Lake Technology Associates VI, L.P., its general partner
By: SLTA VI (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:
Name: Title:
[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf, as of the day and year first hereinabove set forth.

Q II, LLC

By:
Name: Ryan Smith Title: Manager
[Signature Page to Stockholders’ Agreement]